                                   EXHIBIT 24

                         Consent of Independent Auditors

SNODGRASS
Certified Public Accountants and Consultants

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 7, 2003 relative to the consolidated balance sheets of First West Virginia Bancorp, Inc. as of December 31, 2002 and 2001 and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. Said report is included in the 2002 Annual Report to Shareholders of First West Virginia Bancorp, Inc. (Exhibit 13.1 to this Form 10-K).


/s/ S. R. Snodgrass
-----------------------------
Wheeling, West Virginia
March 19, 2003

S.R. Snodgrass, A.C.

980 National Road Wheeling, WV 26003-6400 Phone: 304-233-5030
Facsimile: 304-233-3062